Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney, APR

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Intent to Separate Into Two Industry-Leading Public Companies

Atlanta, GA – September 24, 2019 – HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today announced its intention to separate its Facilities Maintenance and Construction & Industrial businesses into two independent publicly traded companies through a distribution, which is expected to be tax-free to HD Supply shareholders for U.S. tax purposes. The separation is expected to be completed by the middle of fiscal 2020.

“After years of growth, Facilities Maintenance and Construction & Industrial have achieved sufficient scale to operate as independent companies,” said Joe DeAngelo, Chairman and CEO, HD Supply. “Each business is now positioned as a leader in its respective market and has the ability to enhance its competitive advantage by further differentiating its best-in-class customer service through additional focus.”

Benefits of Separation

Both Facilities Maintenance and Construction & Industrial are leaders in their respective industries today and operate largely as independent companies given the lack of customer and operational overlap. Following completion of the separation, each company is expected to be well-capitalized, generate strong free cash flow and be well-positioned for future growth. HD Supply believes that as two independent companies, each business will be better able to:

-	Position itself within its industry as a focused, independent company
-	Pursue both organic growth and acquisition opportunities aligned with its strategic priorities
-	Create a more optimal capital structure and capital allocation consistent with its own independent financial profile
-	Align incentive compensation with financial performance

Facilities Maintenance

A leading Maintenance, Repair and Operations solution provider, the Facilities Maintenance business will continue to focus on providing MRO products, value-add services and custom products to multifamily, hospitality, healthcare and institutional property owners and managers. Facilities Maintenance operates a distribution center-based model and sells its products primarily through a professional sales force, e-commerce and print catalogs. The company intends to retain the HD Supply name and ticker symbol. HD Supply Facilities Maintenance generated approximately $3 billion in Net sales in fiscal 2018, ended February 3, 2019.

DeAngelo, Chairman and CEO, HD Supply, is expected to serve as Chairman and CEO, HD Supply Facilities Maintenance; Evan Levitt, currently CFO and Chief Administrative Officer of HD Supply, is expected to serve in the same capacity for HD Supply Facilities Maintenance; and Brad Paulsen, currently President of Facilities Maintenance, is also expected to serve in the same capacity after the separation.

Construction & Industrial1

Construction & Industrial-White Cap business will continue to serve as a one-stop shop providing concrete accessories and chemicals, tools and equipment, building materials and fasteners, erosion and waterproofing and safety products to professional contractors by meeting their distinct and customized supply needs in non-residential, residential and industrial applications. Construction & Industrial generated approximately $3 billion in Net sales in fiscal 2018, ended February 3, 2019.

John Stegeman, currently President of Construction & Industrial, is expected to serve as CEO, and Alan Sollenberger, currently Chief Operating Officer of Construction & Industrial, is expected to serve in the same capacity after the separation.

Management and Governance

Upon completion of the separation, each company will have its own management team and an independent board of directors that will include members of the current HD Supply Board of Directors. Additions to the management teams and members of the boards of directors for both companies will be named in the months leading up to the formal separation.

Transaction Details, Conditions and Timing to Close

Upon completion of the separation, each company is expected to be publicly listed and traded on a nationally recognized stock exchange. Both companies are expected to remain headquartered in Atlanta, GA.

The transaction is subject to certain customary conditions, including, among others, final approval by HD Supply’s Board of Directors and the effectiveness of a Form 10 registration statement to be filed with the U.S. Securities and Exchange Commission (“SEC”). The separation is not subject to shareholder approval.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor and Jones Day is serving as legal advisor to HD Supply.

Conference Call

HD Supply will host a conference call to discuss the proposed separation at 8 a.m. EDT, Wednesday, September 25th. The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company's website at hdsupply.com. The online replay will remain available for a limited time following the call.

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company's approximately 11,500 associates provide localized, customer-tailored products, services and expertise.

1: Construction & Industrial also includes Home Improvement Solutions, which primarily serves cash-and-carry repair and remodeling contractors and operates through 14 California retail outlets, and Brafasco, which provides fasteners, tools, safety supplies, abrasives and more to Canadian construction, industrial, and institutional customers through 46 branch locations. These businesses comprised ~8% and ~4% of C&I Net sales in Fiscal 2018, respectively.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements relating to the manner, timing, tax-free nature and expected benefits associated with the separation of HD Supply’s FM and C&I businesses into two publicly traded companies, as well as the anticipated management teams of the separated companies, and their ability to create value for their respective shareholders. Forward-looking statements are based on management’s beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including, among other things, the proposed separation may not be completed as anticipated or at all, delays or other difficulties in completing the separation, including the inability to satisfy the conditions for completing the separation, disruptions experienced with customers and suppliers, the inability of either business to successfully operate independently, the inability to retain key personnel and those “Risk factors” in our annual report on Form 10-K, for the fiscal year ended February 3, 2019, filed on March 19, 2019, and those described from time to time in our, and HD Supply, Inc.’s, other filings with the SEC, which can be found at the SEC’s website, www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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